UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 10, 2023

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 King Street West, Suite 2800 Toronto, Ontario, Canada	M5H 1J9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(866) 441-0690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On October 11, 2023, and McEwen Copper Inc. “McEwen Copper”), a privately-held Alberta, Canada subsidiary of McEwen Mining Inc. (the “Company”), announced consummated agreements pursuant to which a single investor purchased 1,900,000 shares of McEwen Copper common stock from that entity for gross proceeds of ARS $42,000,000 ($119,976,004.80 at a deemed USD/ARS exchange rate of 350.07) (the “Stellantis Private Placement”). The purchaser of the McEwen Copper common stock is FCA Argentina S.A., an Argentinian subsidiary of Stellantis N.V., a public limited liability company organized under the laws of The Netherlands (“Stellantis”).

The Stellantis Private Placement was concluded pursuant to the terms of a Private Placement Subscription Agreement between McEwen Copper and Stellantis dated as of October 10, 2023 (the “Subscription Agreement”). The Stellantis Private Placement closed on October 10, 2023.

In connection with the Stellantis Private Placement, the Company, McEwen Copper, Minera Andes Inc., a subsidiary of the Company, Robert McEwen (collectively, the Company, McEwen Copper, Minera Andes and Mr. McEwen are referred to as the “McEwen Parties”) and Stellantis agreed to Amendment No. 2, dated October 10, 2023 (the “IRA Amendment”), to that certain Investor Rights Agreement, dated February 24, 2023 (the “IRA”). The IRA Amendment provides that the Carbon Neutral Commitment by 2038 in the IRA is not contingent on Stellantis maintaining a certain minimum ownership percentage in McEwen Copper. McEwen Copper intends to implement this commitment independent of Stellantis’ involvement in the Los Azules Project.

In connection with the Stellantis Private Placement, the McEwen Parties entered into Amendment No. 1, dated October 10, 2023 (the “CCCPRA Amendment”), to that certain Copper Cathodes and Concentrates Purchase Rights Agreement, dated February 24, 2023 (the “CCCPRA”). The CCCPRA Amendment provides for a minimum 10,000 tonne per annum copper cathode offtake, subject to certain restrictions and exclusions, and further defined “market price” to be paid by Stellantis on future copper cathode purchases pursuant to the CCCPRA.

On October 10, 2023, McEwen Copper entered into a binding agreement with Nuton LLC, a current shareholder of McEwen Copper and subsidiary of Rio Tinto (“Nuton”), pursuant to which Nuton agreed to invest $10 million to acquire 152,615 shares of McEwen Copper common stock from McEwen Copper (the “Nuton Private Placement”). Additionally, in a separate but related transaction Nuton has also agreed to purchase 232,000 shares of McEwen Copper common stock from the Company in a secondary sale (the “Nuton Secondary Transaction” and together with the Nuton Private Placement, the “Nuton Transactions”). The Nuton Transactions are expected to close by October 19, 2023, and the proceeds are expected to be $4 million to McEwen Copper and $6 million to the Company.

In connection with the Nuton Transactions, McEwen Copper and certain of its affiliates agreed to amend the Nuton Collaboration Agreement, dated August 30, 2022, as amended by Amendment No. 1 to the Nuton Collaboration Agreement, dated March 9, 2023, to extend the period of exclusivity over novel, trade secret or patented copper heap leach technologies until February 1, 2025.

Assuming consummation of each of the transactions discussed above, on a fully diluted basis, the Company would own 47.7% of McEwen Copper common stock and Stellantis and Nuton would own 19.4% and 14.5%, respectively, of McEwen Copper common stock.

Each of the agreements discussed above may contain customary representations, warranties, conditions and agreements in connection with the transactions.  They are not intended to provide any other factual information about the Company, McEwen Copper, or any other Company subsidiary. The representations, warranties and covenants contained in the agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The foregoing agreements relating to the Nuton Transactions are intended to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, anticipated to be filed with the United States Securities and Exchange Commission (“SEC”) on or before November 9, 2023. Interested parties are encouraged to read in their entirety the agreements when they become available, as they contain important information not discussed in this report.

The sales of McEwen Copper common stock was made in transactions not registered with the SEC. Specifically, in the case of the Nuton Secondary Transaction the offers and sales were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including under Sections 4(a)(1) and 4(a)(2) of the Securities Act and regulations, interpretive statements and letters issued by the SEC or its staff and decisions of courts thereunder and / or Regulation S under the Securities Act; and in the case of the Stellantis Private Placement and the Nuton Private Placement, pursuant to Section 4(a)(2) of the Securities Act, Regulation S and/or Rule 506 of Regulation D, each promulgated under the Securities Act. Each of the investors in the offerings in the U.S. was an accredited investor as defined in Regulation D. In each transaction exempt under Regulation S, the offers and sales were made in offshore transactions and no directed selling efforts were made in the U.S. In each case, offering restrictions were imposed.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01	Financial Statements and Exhibits.

On October 11, 2023, the Company issued a press release announcing the completion of the Stellantis Private Placement. On the same date, the Company issued another press release announcing the agreement of Nuton Private Placement and the Nuton Secondary Transaction. Copies of those press releases are furnished with this report as Exhibit 99.1 and Exhibit 99.2.

The information furnished under this Item 7.01, including the referenced exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
99.1	Press release dated October 11, 2023 regarding the Stellantis transaction
99.2	Press release dated October 11, 2023 regarding the Nuton transactions
99.3	Subscription Agreement
99.4	IRA Amendment
99.5	CCCPRA Amendment
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

Cautionary Statement

With the exception of historical matters, the matters discussed in the press releases attached as exhibits hereto include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding future production and cost estimates, exploration, development, construction and production activities. Factors that could cause actual results to differ materially from projections or estimates include, among others, future drilling results, metal prices, economic and market conditions, operating costs, receipt of permits, and receipt of working capital, as well as other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other filings with the United States Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press releases attached as exhibits hereto, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McEWEN MINING INC.

Date: October 16, 2023	By:	/s/ Carmen Diges
Carmen Diges, General Counsel